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[DAISYTEK LOGO]


                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

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
Contacts:    JIM  POWELL                               VIRGINIA CLEVELAND
             President and Chief Executive Officer     Michael A. Burns & Associates
             Daisytek International Corporation        (214) 521-8596 or (214) 673-1683 mobile
             (972) 881-4700                            vcleveland@mbapr.com
             jpowell@daisytek.com
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                         BOARD CHANGES SUPPORT STRATEGY
                  TO SEPARATE DAISYTEK, PFSWEB MANAGEMENT TEAMS

PLANO, TEXAS (OCT. 25, 2000) -Daisytek International Corporation (Nasdaq: DZTK), a $1 billion world leader in the wholesale distribution of computer and office supplies, announced that, in line with its strategy to create autonomous management teams following the spin-off of PFSweb, Mark C. Layton, James F. Reilly and Timothy M. Murray have resigned their board positions.

         In related moves last week, Chris Yates, senior partner and chief sales officer of PFSweb, also resigned from Daisytek's board of directors. Jim Powell, Daisytek's president and CEO, and Peter Vikanis, another Daisytek board member, resigned from PFSweb's board of directors.

         According to Jim Powell, president and CEO of Daisytek, the resignations from both companies support the strategic growth initiatives of both Daisytek and PFSweb, which successfully completed its spin-off from Daisytek in July.

          "We are grateful for Mark's career at Daisytek and for the contributions he, Jim and Tim have made as directors," Powell said. "We believe that continuing to separate management is an essential element of the Daisytek spin-off of PFSweb, and we look forward to continuing a strong relationship with PFSweb and Mark, who is now able to focus 100 percent of his efforts on building PFSweb."

         In addition to serving as chairman of the board since September, 1999, Layton was Daisytek's CEO and president from 1993 until February 2000, when he became CEO and president of PFSweb. Layton, who has been with Daisytek since 1988, was instrumental in establishing Daisytek as a leading distributor of computer and office automation supplies and accessories, such as inkjet and toner cartridges, diskettes and other data-storage media, copier and fax supplies and printer ribbons.



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         Reilly began serving as director of Daisytek in October 1998 and, in addition to serving as a director of PFSweb, is a managing director of Chase H & Q, a division of Chase Securities Inc., an investment banking firm. Murray began serving as a director of Daisytek in 1991 and, in addition to serving as a director of PFSweb, is a principal of William Blair & Company, L.L.C.

         The Daisytek Board of Directors elected not to immediately appoint a new chairman. Powell, in his role as president and CEO, will oversee board meetings until a new chairman is chosen.

         "With the successful launch of PFSweb now behind us, Daisytek will focus even more energy on the core distribution business and entrepreneurial spirit that have helped us become an international leader - and a recognized innovator - in the wholesale distribution market," Powell said.


                                      # # #

ABOUT DAISYTEK

Daisytek is a leading distributor of computer supplies, office products, and film and tape media. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 150 manufacturers. Daisytek is headquartered in Allen, Texas, and maintains sales and distribution centers in the United States, Australia, Canada and Mexico. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations are based on our management's current intent, belief or expectations regarding us or our industry. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

A description of these factors, as well as other factors which could affect the Daisytek business, is set forth in Daisytek's 10-K for the fiscal year ended March 31, 2000.


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